UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): April 1, 1999

                      Jones Lang LaSalle Incorporated
             (Exact Name of Registrant as Specified in Charter)


       Maryland                    1-13145               36-4150422
 (State or Other Jurisdiction     (Commission          (IRS Employer
  of Incorporation)               File Number)         Identification No.)


        200 East Randolph Dr., Chicago, Illinois                  49503
        (Address of Principal Executive Offices)                (Zip Code)

     Registrant's telephone number, including area code (312) 782-5800





ITEM 5. OTHER EVENTS.

               Reference is hereby made to the Registration Statement, as amended (the "Registration Statement"), of Jones Lang LaSalle Incorporated (the "Company") on Form S-3 (File No. 333-70969) filed with the Securities and Exchange Commission (the "Commission"), pursuant to which the Company registered 1,150,000 shares of common stock, par value $.01 per share ("Common Stock"), of the Company held by the selling shareholders named therein (the "Selling Shareholders"). Reference is also hereby made to the Prospectus Supplement and Prospectus of the Company filed with the Commission on April 7, 1999, pursuant to which the Selling Shareholders sold 750,000 shares of Common Stock (the "Shares") registered pursuant to the Registration Statement. The Company did not register any shares pursuant to the Registration Statement and will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

               The Company has entered into an Underwriting Agreement, dated April 1, 1999 (the "Underwriting Agreement"), among the Company, NationsBanc Montgomery Securities LLC and the Selling Shareholders relating to the sale of the Shares by the Selling Shareholders. The Underwriting Agreement is filed herewith as Exhibit 1.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c)    Exhibits.

               1.1 Underwriting Agreement, dated April 1, 1999, among NationsBanc Montgomery Securities LLC, the selling shareholders named therein and Jones Lang LaSalle Incorporated.



                                 SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    JONES LANG LASALLE INCORPORATED


Dated:  April 8, 1999               By:/s/ William E. Sullivan
                                       ----------------------------------
                                         Executive Vice-President and
                                            Chief Executive Officer



                               Exhibit Index


        Exhibit #            Item

        1.1 Underwriting Agreement, dated April 1, 1999, among NationsBanc Montgomery Securities LLC, the selling shareholders named therein and Jones Lang LaSalle Incorporated.